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                                                                    EXHIBIT 1(a)

                           POST APARTMENT HOMES, L.P.
                         (a Georgia limited partnership)

                                 Debt Securities

                               PURCHASE AGREEMENT

                                                    June 13, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                  Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes to issue and sell up to $450,000,000 aggregate initial public offering price of its unsecured non-convertible debt securities (the "Securities") in principal amounts, at prices and on terms to be determined at the time of offering. The Securities will be issued in one or more series under one or more indentures (each, an "Indenture"), between the Operating Partnership and a trustee (a "Trustee"). Each series of Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the applicable Indenture. Unless the context otherwise requires, as used herein, "you" and "your" shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

                  Whenever the Operating Partnership determines to make an offering of Securities through you, or through an underwriting syndicate managed by you, the Operating Partnership will enter into an agreement (each a "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you (the "Underwriters," which term shall include you, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the aggregate principal amount of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter

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participating in such offering (subject to substitution as provided in Section
10 hereof) and the name of any Underwriter other than you acting as co-manager in connection with such offering, the aggregate principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment and any other material variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates and repayment provisions). In addition, if applicable, such Terms Agreement shall specify whether the Operating Partnership has agreed to grant to the Underwriters an option to purchase additional Securities to cover over- allotments, if any, and the aggregate principal amount of Underwritten Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Operating Partnership. Each offering of Underwritten Securities through you as sole Underwriter or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Underwritten Securities.

                  Post Properties, Inc., a Georgia corporation (the "Company"), and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 333-36595, 333-42844 and 333-55994) for the registration of, among other securities, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company and the Operating Partnership have filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Each such registration statement has been declared effective by the Commission and an Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations, and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 430A or Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or


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otherwise), are collectively referred to herein as the "Registration Statement"
and the "Prospectus," respectively; provided, that if any revised Prospectus shall be provided to you by the Operating Partnership for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Operating Partnership under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  The term "Subsidiary" as used herein means a corporation or a partnership a majority of the outstanding equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other Subsidiaries of the Company or the Operating Partnership.

                  SECTION 1. Representations and Warranties of the Operating Partnership.

                  (a) The Operating Partnership represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below)


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and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

                           (1) The Operating Partnership meets the requirements
                  for use of Form S-3 under the 1933 Act. Each of the Registration Statement, the Prospectus and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Operating Partnership, is contemplated or threatened by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

                           (2) The Registration Statement, at the time it became
                  effective, complied, and the Registration Statement and the Prospectus, at each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time it became effective, did not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Representation Date, the Prospectus and any amendments and supplements thereto (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Operating Partnership for use in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to you for such use) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Operating Partnership elects to rely upon Rule 434 of the 1933 Act Regulations, the Operating Partnership will comply with the requirements of Rule 434. Notwithstanding the foregoing,


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                  the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through you expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Underwritten Securities, the Operating Partnership has complied or will comply with the requirements of Rule 111 of the 1933 Act Regulations relating to the payment of filing fees therefor.

                           (3) Each preliminary prospectus, preliminary
                  prospectus supplement and the Prospectus Supplement filed as part of the Registration Statement at the time the Registration Statement became effective or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied, when so filed, in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (4) The documents incorporated or deemed to be
                  incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of each Representation Date or during the period specified in
                  Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (5) The accounting firm that certified the financial
                  statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.


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                           (6) The consolidated financial statements of the
                  Company and the Operating Partnership incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, at the respective dates indicated and the statement of operations, stockholders' equity, partners' equity, and cash flows of the Company, the Operating Partnership and their consolidated subsidiaries, or such other entities, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus. The Company's and the Operating Partnership's ratios of earnings to fixed charges and to fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the Prospectus under the captions "Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends" and in Exhibits
                  12.1 and 12.2 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. In addition, any pro forma financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the assumptions used in the preparation thereof are, in the opinion of the Operating Partnership, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and have been properly applied to the historical amounts in the compilation of such statements. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement.

                           (7) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the


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                  condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business; (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Operating Partnership or its Subsidiaries (the "Properties") has occurred that is material to the Operating Partnership and its Subsidiaries considered as one enterprise; (C) there have been no transactions entered into by the Operating Partnership or any Subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Operating Partnership and its Subsidiaries considered as one enterprise or that would result, upon consummation, in any material inaccuracy in the representations contained in
                  Section 1(a)(6) above; (D) neither the Operating Partnership nor any Subsidiary has incurred any material obligation or liability, direct, contingent or otherwise other than in the ordinary course of business; and (E) there has been no material change in the short-term debt or long-term debt of the Operating Partnership.

                           (8) The Operating Partnership has been duly formed
                  and is validly existing as a limited partnership in good standing under the Georgia Revised Uniform Limited Partnership Act (the "Georgia Act") with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Terms Agreement and the other agreements to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

                           (9) Each of the Significant Subsidiaries has been
                  duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization with partnership or corporate power and authority to conduct the business in which it is engaged and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under any agreements to which it is a party. Each of the Significant Subsidiaries is duly qualified as a foreign partnership, corporation or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or


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                  leasing of property, the management of properties by others or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                            (10) All of the issued and outstanding shares of
                  capital stock and partnership interests, as the case may be, of each Significant Subsidiary have been validly issued and fully paid and are owned by the Operating Partnership, the Company, another Significant Subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John T. Glover.

                            (11) The Operating Partnership has full power and
                  authority to enter into and perform its obligations under this Agreement and the applicable Terms Agreement and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement will have been, duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, each is a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (C) rights to indemnity and contribution thereunder may be limited by state or federal securities laws or the public policy underlying such laws.

                           (12) The Indenture (A) has been duly and validly
                  authorized, and when executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery by the trustee, does constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of (a) requirements that a claim with respect to any Underwritten Securities payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant


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                  to applicable law or (b) federal or state law limiting,
                  delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Prospectus.

                           (13) The Underwritten Securities have been, or as of
                  the date of the applicable Terms Agreement will have been, duly authorized by the Operating Partnership for offer, sale, issuance and delivery pursuant to this Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Operating Partnership, entitled to the benefits of the Indenture enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of (a) requirements that a claim with respect to any Underwritten Securities payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) federal or state law limiting, delaying or prohibiting the making of payments outside the United States). Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. Such Underwritten Securities rank and will rank on a parity with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding on the Delivery Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

                           (14) Neither the Operating Partnership nor any of its
                  Subsidiaries is in violation of its charter, by-laws, certificate of partnership, partnership agreement, limited liability company


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                  operating agreement, or other similar organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which any of them may be bound, or to which any of their property or assets is subject, except for such defaults that could not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement or the applicable Terms Agreement or each applicable Indenture and the transactions contemplated herein or therein, including the issuance, sale and delivery of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described in the Prospectus under the caption "Use of Proceeds," and compliance by the Operating Partnership with its obligations hereunder and thereunder, (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, nor (B) will such action result in any violation of the provisions of the (i) charter, bylaws, certificate of partnership, partnership agreement, limited liability company operating agreement, or other similar organizational document, of the Operating Partnership or any Subsidiary, as the case may be, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government agency or court, domestic or foreign, having jurisdiction over the Operating Partnership or any Subsidiary or any of their assets, properties or operations, except any violation that could not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership or any Subsidiary.

                           (15) No labor dispute with the employees of the
                  Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Operating Partnership, is imminent, which may result in a Material Adverse Effect.


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                           (16) There is no action, suit or proceeding before or
                  by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any Subsidiary thereof, any Property or any officer or director of the foregoing, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement or any applicable Indenture or the transactions contemplated herein or therein or the performance by the Operating Partnership of its obligations under this Agreement, the applicable Indenture or the Underwritten Securities. There is no pending legal or governmental proceedings to which the Operating Partnership or any Subsidiary is a party or of which any of their respective assets or properties is subject which might result in a Material Adverse Effect.

                           (17) There are no contracts or documents of the
                  Company or the Operating Partnership which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                           (18) No authorization, approval or consent of any
                  court or governmental authority or agency is necessary or required for the performance by the Operating Partnership of its obligations under this Agreement, the applicable Terms Agreement or any applicable Indenture or in connection with the transactions contemplated under this Agreement, such Terms Agreement or any applicable Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or real estate syndication laws or the rules of the National Association of Securities Dealers, Inc. ("NASD").

                           (19) The Operating Partnership and its Subsidiaries
                  own or possess, trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Operating Partnership nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Operating Partnership or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                           (20) Each of the Operating Partnership and its
                  Subsidiaries has all permits, licenses, approvals, consents, certificates and other authorizations of and from (collectively, "Governmental Licenses") and has made all declarations and filings with all appropriate federal, state, local, foreign and other governmental authorities, all self regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, other than such Governmental Licenses the absence of which, singly or in the aggregate, could be reasonably expected to result in a Material Adverse Effect. Neither the Operating Partnership nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.

                           (21) (A) Except as otherwise set forth in the
                  Registration Statement or the Prospectus, the Operating Partnership and its Subsidiaries directly or indirectly hold good and marketable title to the real property and improvements comprising the Properties (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) and also holds good title to all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Time, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) the ground lease under which the Operating Partnership leases the land or air rights on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership's rights as lessee under any such lease, or affecting or questioning the Operating Partnership's right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Operating Partnership or any Subsidiary which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Operating Partnership or any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or the Prospectus, to the extent entered into in the ordinary course of business or to the extent not material to the Operating Partnership, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; (G) the Operating Partnership does not have knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and (H) other than with respect to the Property known as "Post Woods," and in the case of certain properties acquired in the merger with Columbus Realty Trust, the Operating Partnership and its Subsidiaries are the beneficiaries of title insurance on the Properties in amounts that were commercially reasonable at the time such policies were issued, and in each case such title insurance is in full force and effect, except to the extent the failure to obtain such title insurance or to keep such title insurance in force would not have a Material Adverse Effect.

                           (22) The Operating Partnership is not, and upon the
                  issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

                           (23) Except as disclosed in the Prospectus, (A) each
                  Property, including, without limitation, the Environment (as defined below) associated with each Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to the Properties, except for any Hazardous Substance that would not have any Material Adverse Effect; (B) neither the Operating Partnership nor any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in or under any Property or, to the knowledge of the Operating Partnership, any property adjacent to any Property that could result in the occurrence of liabilities under, or any violations of, any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except any liabilities, violations, Liens or health, safety or environmental hazards which, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect; (C) neither the Operating Partnership nor any Subsidiary is engaged in or intends to engage in any manufacturing or any similar operations at any Property that
                  (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) except as otherwise set forth in the Registration Statement or Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located which could be reasonably likely to result in a Material Adverse Effect; (E) except as otherwise set forth in the Registration Statement or the Prospectus, neither the Operating Partnership nor any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof which could reasonably be likely to result in a Material Adverse Effect; and (F) except as otherwise set forth in the Registration Statement or the Prospectus, no Property (1) is included or, to the knowledge of the Operating Partnership or any Subsidiary, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership, or any subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

                           As used herein, "Hazardous Substance" shall include,
                  without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss. 9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss.

                  1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                           (24) Each of the Operating Partnership and its
                  Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged.

                           (25) The assets of the Operating Partnership do not
                  constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                           (26) Except as otherwise set forth in the
                  Registration Statement or the Prospectus, the mortgages and deeds of trust encumbering the properties and assets are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its Subsidiaries; except as otherwise disclosed in the Registration Statement or the Prospectus, none of the Operating Partnership or any of its Subsidiaries holds participating interests in such mortgages and deeds of trust.

                           (27) The partnership agreement of the Operating
                  Partnership (the "Operating Partnership Agreement") has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of the Operating Partnership Agreement did not, at the time of execution and delivery, and does not constitute a breach of, or default under any material contract, lease or other instrument to which the Operating Partnership is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                           (28) The Company was organized and has operated in
                  conformity with the requirements for qualification and taxation as a REIT for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                           (29) The Operating Partnership and each of the
                  Subsidiary Partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                           (30) Each of the Company, the Operating Partnership
                  and its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.


                  (b) Any certificate signed by any officer of the Operating Partnership (or any officer of the Company, Post GP Holdings, Inc., a Georgia corporation and sole general partner of the Operating Partnership ("Post GP")), or of any Subsidiary, and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Operating Partnership to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

                  SECTION 2.  Sale and Delivery to Underwriters; Closing.

                  (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any distributions declared by the Operating Partnership and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Operating Partnership, as the case may be, setting forth the aggregate principal amount of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Operating Partnership. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Underwritten Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Option Underwritten Securities.

                  (c) Payment of the purchase price for, and delivery of, the Initial Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by you and the Operating Partnership, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement, or such other time as shall be agreed upon by you and the Operating Partnership (each such time and date of payment and delivery being herein called a "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Hogan & Hartson L.L.P., or at such other place as shall be agreed upon by you and the Operating Partnership, on the relevant Date of Delivery as specified in the notice from you to the Operating Partnership.

                  Payment shall be made to the Operating Partnership, by wire transfer or by certified or official bank check or checks drawn in Federal or similar same-day funds payable to the order of the Operating Partnership, as applicable, against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price, for the Underwritten Securities which it has severally agreed to purchase. You, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (d) The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two full business days prior to the applicable Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Operating Partnership. The Operating Partnership covenants with you and with each Underwriter participating in the offering of Underwritten Securities, as follows:

                           (a) In respect of each offering of Underwritten
                  Securities, the Operating Partnership will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as you and the Operating Partnership deem appropriate in connection with the offering of the Underwritten Securities; and the Operating Partnership will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following execution of the applicable Terms Agreement, the Operating Partnership will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), including all information so omitted.

                           (b) The Operating Partnership will notify you
                  immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement,
                  (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission,
                  (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities or offering or sale in any jurisdiction, or of any proceedings for any of such purposes; and the Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                           (c) At any time when the Prospectus is required to be
                  delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Operating Partnership will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you or counsel for the Underwriters shall object.

                           (d) The Operating Partnership has furnished or will
                  deliver to you and counsel for the Underwriters, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts as you may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (e) The Operating Partnership will deliver to each
                  Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (f) The Operating Partnership will comply with the
                  1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and the applicable Terms Agreement and in the Registration Statement and the

                  Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Operating Partnership, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser not misleading, or if it shall be necessary, in the reasonable opinion of either of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Operating Partnership will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                           (g) The Operating Partnership will use its reasonable
                  best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions (domestic or foreign) as you may designate and to maintain such qualifications in effect; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect to doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

                           (h) With respect to each sale of Underwritten
                  Securities, the Company and the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Operating Partnership's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

                           (i) The Operating Partnership will use the net
                  proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

                           (j) The Operating Partnership will not, between the
                  date of the applicable Terms Agreement and the termination of any trading restrictions or the applicable Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the same class or series or ranking on a parity with such Underwritten Securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement).

                           (k) The Operating Partnership, during the period when
                  the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                           (l) In respect to each offering of Debt Securities,
                  the Company will qualify an Indenture under the 1939 Act.

                           (m) The Operating Partnership will take all
                  reasonable action necessary to enable Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's") or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Underwritten Securities, if applicable.

                  SECTION 4. Payment of Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities to the Underwriters, (iii) the preparation, issuance and delivery of the Underwritten Securities, (iv) the reasonable fees and disbursements of the

                  Operating Partnership's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of the Trustees, and their respective counsel, (v) the qualification of the Underwritten Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, and delivery of the Blue Sky Memorandum and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities on any national exchange, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2710(c)(8) of the Conduct Rules of the NASD), if applicable,
                  (xi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Underwritten Securities, and (xii) the preparation, issuance and delivery to the Depository Trust Company for credit to the accounts of the respective Underwriters of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

                  If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy as of the date hereof and of Closing Time of the representations and warranties of the Operating Partnership contained herein, to the accuracy of the statements of officers of the Company, Post GP, the Operating Partnership or any Subsidiary made in any certificate delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:

                           (a) (i) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters;
         (ii) a prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed within the prescribed time period, and prior to the applicable Closing Time with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Operating Partnership has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 information shall have been filed with the Commission in accordance with Rule 424(b)(7); (iii) the rating assigned by any nationally recognized statistical rating organization to Debt Securities of the Operating Partnership as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any Debt Securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading; and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                           (b) At Closing Time, the Representatives shall have received the opinion, dated as of the applicable Closing Time, of King & Spalding, counsel for the Company, Post GP, the Operating Partnership and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                                    (i) The Operating Partnership has been duly
                  formed and is validly existing as a limited partnership under the Georgia Act. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign partnership in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Operating Partnership have been duly authorized and validly issued and fully paid.

                                    (ii) Each of Post Services, Inc., Post Asset
                  Management, Inc., any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X (collectively, the "Significant

                  Subsidiaries"), the Company and Post GP has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of the Significant Subsidiaries has the power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to counsel's knowledge, is duly qualified as a foreign corporation or partnership and is in good standing in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and are owned, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than as set forth in the Registration Statement or the Prospectus and the transfer restrictions set forth in the Option and Transfer Agreement by and among the Operating Partnership, Post Services, Inc., John A. Williams and John T. Glover. The ownership of the shares of capital stock, limited liability company interests and partnership interests of each Significant Subsidiary is as described in the Registration Statement or the Prospectus.

                                    (iii) The Indenture has been duly qualified
                  under the 1939 Act and has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Underwritten Securities payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.


                                    (iv) The Underwritten Securities have been
                  duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor as specified in the applicable Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). However, we express no opinion as to the effect on enforceability of (A) requirements that a claim with respect to any Underwritten Securities payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) federal or state law limiting, delaying or prohibiting the making of payments outside the United States.

                                    (v) Each of this Agreement and the
                  applicable Terms Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership, and the Operating Partnership has the power and authority to perform its obligations hereunder and thereunder.

                                    (vi) The execution and delivery of this
                  Agreement and the applicable Terms Agreement by the Operating Partnership, and the performance by the Operating Partnership of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereunder and thereunder, did not, do not and will not conflict with or constitute a breach or violation of, or default under: (A) to the knowledge of counsel, any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Operating Partnership is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject; (B) the certificate of limited partnership or partnership agreement of the Operating Partnership; or (C) to the knowledge of counsel, any applicable law, rule, order, administrative regulation or administrative or court decree, except that no opinion is expressed under this clause (C) as to this Agreement or the Terms Agreement with respect to federal, state or foreign securities laws.

                                    (vii) The Registration Statement is
                  effective under the 1933 Act and, to counsel's knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

                                    (viii) The Underwritten Securities and the
                  Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                    (ix) No consent, approval, authorization or
                  order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than the Operating Partnership is required for the performance by the Operating Partnership of its obligations under this Agreement, the applicable Terms Agreement, the Indenture or the Underwritten Securities, except such as may be required under the 1933 Act, the 1939 Act, and the securities, Blue Sky or real estate syndication laws of various states or the rules of the NASD in connection with the offer and sale of the Underwritten Securities.

                                    (x) To the knowledge of counsel, there is no
                  action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Significant Subsidiary or any material property of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Significant Subsidiary or any such property, could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement. To the knowledge of counsel, there are no contracts or documents of the Operating Partnership or any Significant Subsidiary which are required by the 1933 Act, or by the 1933 Act Regulations, the 1934 Act, or the 1934 Act Regulations to be filed as exhibits to the Registration Statement, the Prospectus or the documents incorporated by reference which have not been so filed as exhibits as required.

                                    (xi) None of the Company, the Operating
                  Partnership or any Subsidiary is required to be registered as an investment company under the 1940 Act.

                                    (xii) The information in the Prospectus and
                  the applicable Prospectus Supplement under the headings "Description of Debt Securities," "Description of the Notes," "Federal Income Tax Consequences" and "Federal Income Tax Considerations" to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

                                    (xiii) At the time the Registration
                  Statement became effective and at the Representation Date, the Registration Statement and the Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                                    (xiv) Each document heretofore filed
                  pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (except for financial statements and supporting schedules and other financial information and data included or incorporated by reference therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

                                    (xv) The Company was organized and has
                  operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                                    (xvi) The Operating Partnership and each
                  Significant Subsidiary that is a partnership ("Subsidiary Partnership") are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                           (c) At Closing Time, you shall have received the favorable opinion, dated as of the applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matters set forth in (i) (first sentence only), (iii), (iv), (v),
         (vii), (viii), (xii) (solely with respect to information set forth in "Description of Debt Securities" and "Description of Notes"), and
         (xiii) of Section 5(b) above.

                           (d) In rendering their opinions required by Sections 5(b) and (c), respectively, King & Spalding and Hogan & Hartson L.L.P. shall each additionally state (which shall not constitute an opinion) that such counsel has participated in conferences with officers and other representatives of the Operating Partnership, representatives of the Underwriters and representatives of the independent certified public accountants of the Operating Partnership, at which conferences the contents of the Registration

         Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has not made any independent investigation thereof, on the basis of the information that was developed during the course thereof, considered in light of such counsel's understanding of applicable law and the experience such counsel has gained through its practice thereunder, and that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement (including the documents incorporated by reference therein) or any amendment thereto (except for financial statements and related notes and schedules and other financial data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), as of the time it became effective under the 1933 Act (and as of the time of filing of the Operating Partnership's Annual Report on Form 10-K, if filed subsequent to the time of effectiveness) or at the date of the applicable Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein) or any amendment or supplement thereto (except as aforesaid) as of the date of the applicable Terms Agreement or at the applicable Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           In giving their opinions required by Section 5(b) and 5(c), such counsels (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership, Post GP and the Company and
          (B) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters. In giving their belief required in this Section 5(d), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof.

                           (e) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of Post GP and the Operating Partnership, and the chief financial officer or chief accounting officer of Post GP and the Operating Partnership, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership, the Company and Post GP have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are threatened by the Commission.

                           (f)      At the time of the execution of the
         applicable Terms Agreement, you shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to you together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:
         (i) they are independent accountants with respect to the Company, the Operating Partnership and their Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that, (A) any material modifications should be made to the unaudited condensed financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with GAAP or (B) the unaudited condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the Common Stock of the Company or partnership interests in the Operating Partnership or in the consolidated long term debt of the Company and the Operating Partnership or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per share of common stock of the Company and the Operating Partnership, as applicable, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial and statistical information to be in agreement with relevant accounting, financial and other records of the Company and the Operating Partnership and their Subsidiaries identified in such letter.

                           (g) At Closing Time, you shall have received from PricewaterhouseCoopers LLP a letter, dated as of the applicable Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the applicable Closing Time and if the Operating Partnership has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out the procedures specified in clause (iv) of subsection (f) of this section with respect to certain amounts, percentages and financial and statistical information specified by you and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial and statistical information to be in agreement with the records specified in such clause (iv).

                           (h) At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall be rated investment grade by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, with the rating or ratings specified in the applicable Terms Agreement, and the Operating

         Partnership shall have delivered to you a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to you, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's or the Operating Partnership's other securities.

                           (i) If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           (j) In the event that the Underwriters are granted an over-allotment option by the Operating Partnership in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Operating Partnership contained herein and the statements in any certificates furnished by the Company or the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, you shall have received:

                           (1) A certificate, dated such Date of Delivery, of the President or a Vice President of Post GP and the Operating Partnership and the chief financial officer or chief accounting officer of Post GP and the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery,

                           (2) The favorable opinion of King & Spalding, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof (including the statement of belief required by Section 5(d) hereof).

                           (3) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by
                  Section 5(c) hereof (including the statement of belief required by Section 5(d) hereof).

                           (4) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to you pursuant to Section 5(f) here of, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                           (k)      At Closing Time and at each Date of
         Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

                           (l) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by you by notice to the Operating Partnership at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 4, 6 and 7 shall survive any such termination and remain in full force and effect.

                  SECTION 6.  Indemnification.

                  (a) The Operating Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                                    (1)      against any and all loss,
                  liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A information and the Rule 434 information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (2)      against any and all loss,
                  liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

                                    (3)      against any and all expense
                  whatsoever, as incurred (including, without limitation, the fees and other charges of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;


provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A information and the Rule 434 information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership, its directors, officers, employees and affiliates and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the

Registration Statement (or any amendment thereto), including the Rule 430A information and the Rule 434 information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified part in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Operating Partnership, and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

                  The relative fault of the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Underwritten Securities set forth opposite their respective names in applicable Terms Agreement, and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement or in certificates of officers of Post GP or the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement or investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of Post GP and the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

                  SECTION 9.  Termination of Agreement

                  (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership or by you upon the giving of 30 days' prior written notice of such termination to the other party hereto.

                  (b) You may terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to the applicable Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, Inc. or if trading generally on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. has been suspended or limited, or, minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by order of the Commission, or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries, or (v) if the rating assigned by any nationally recognized statistical rating organization to any Debt Securities of the Operating Partnership as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any Preferred Stock of the Company or Debt Securities of the Operating Partnership on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                  (c) If this Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 4, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement

(the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

                           (a) if the aggregate principal amount of Defaulted
                  Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms bear to the underwriting obligations of all non-defaulting Underwriters, or

                           (b) if the aggregate principal amount of Defaulted
                  Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in (i) a termination of applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either you or the Operating Partnership shall have the right to postpone the applicable Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-

1201, attention: John Case, notices to the Company and the Operating Partnership shall be directed to them at 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327, attention: David P. Stockert, President and Chief Operating Officer.

                  SECTION 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Operating Partnership, you and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME. THIS PURCHASE AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE OPERATING PARTNERSHIP AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 14.  Counterparts.

                  This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall contribute a single instrument.

                  SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between you and the Operating Partnership in accordance with its terms.

                                    Very truly yours,

                                    POST APARTMENT HOMES, L.P.

                                       By: POST GP HOLDINGS, INC., its
                                           general partner



                                           By: /s/ R. Gregory Fox
                                              ----------------------------------
                                              Name: R. Gregory Fox
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

CONFIRMED AND ACCEPTED,
  AS OF THE DATE FIRST ABOVE WRITTEN:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


By: /s/ Charles W. Hessel
   -----------------------------------------
   Name:  Charles W. Hessel
   Title: Vice President

                                                                       Exhibit A



                           POST APARTMENT HOMES, L.P.
                          a Georgia limited partnership

                                 Debt Securities

                                 TERMS AGREEMENT


To:           Post Apartment Homes, L.P.
              4401 Northside Parkway,
              Suite 800,
              Atlanta, Georgia 30327


Ladies and Gentlemen:

              We understand that Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes to issue and sell [$________ aggregate principal amount of its [senior] [subordinated] debt securities (the "Debt Securities")] [such securities also being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

                                 Principal Amount
Underwriter                      of Initial Underwritten Securities

Total                             [$]

                                [Debt Securities]

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering
          If Fixed Price Offering, initial public offering price per share:
          ____% of the principal amount, plus accrued interest [amortized original issue discount], if any, from __________.
Purchase price per share: _____% of principal amount, plus accrued interest [amortized original issue discount], if any, from __________ (payable in next day funds).
Form:
Other terms and conditions:
Closing date and location:

                  All of the provisions contained in the document attached as Annex I entitled "POST APARTMENT HOMES, L.P.--Debt Securities--Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                  Please accept this offer no later than _____ o'clock P.M. (New York City time) on ____________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours



                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                                By:
                                   -----------------------------
                                        Authorized Signatory

                                [Acting on behalf of itself and the
                                    other named Underwriters.]


Accepted:

POST APARTMENT HOMES, L.P.

By:      POST GP HOLDINGS, INC., its
         general partner



         By:
               -----------------------------
               Name:
               Title: